EXHIBIT INDEX

5.      Opinion of Counsel regarding legality of Contracts.

23.     Consent of Independent Auditors.

24.2 Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 11, 2002.

24.3 Power of Attorney to sign Amendments to this Registration Statement, dated April 16, 2003.